Exhibit 10.6
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                                 PROMISSORY NOTE

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, ASSIGNED, PLEDGED, HYPOTHECATED, ENCUMBERED OR IN ANY OTHER MANNER TRANSFERRED OR DISPOSED OF EXCEPT PURSUANT TO A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (OR FOLLOWING RECEIPT BY EXCELSIOR RADIO NETWORKS, INC. OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO EXCELSIOR RADIO NETWORKS, INC. THAT SUCH REGISTRATION IS NOT REQUIRED), APPLICABLE STATE SECURITIES LAWS AND THE TERMS AND CONDITIONS HEREOF.


$2,291,800                                                        April 3, 2002



FOR VALUE RECEIVED, the undersigned, Excelsior Radio Networks, Inc., a Delaware corporation (the "Borrower"), hereby unconditionally promises to pay to the order of Sunshine II, LLC, a Colorado limited liability company (the "Lender"), at the Lender's office located at 777 S. Wadsworth Blvd., Suite 4-280, Lakewood, CO 80226, or at such other place as the holder of this Note may from time to time designate in writing, in lawful money of the United States of America and in immediately available funds, the principal sum of TWO MILLION TWO HUNDRED NINETY-ONE THOUSAND EIGHT HUNDRED DOLLARS ($2,291,800), with interest thereon as provided herein.

         Maturity Date. The principal amount hereof shall be due and payable on April 3, 2003 (the "Maturity Date").

         Interest. Interest on the outstanding unpaid principal amount hereof shall accrue at a rate per annum equal to 12% (the "Interest Rate"). All accrued and unpaid interest shall be due and payable on (i) the last day of each calendar quarter, commencing on the calendar quarter ending June 30, 2002, (ii) the date of any principal prepayment of this Note but only with respect to the amount of principal prepaid, and (iii) the date of payment of this Note in full. Interest shall accrue on the principal amount from and including the date hereof to, but not including, the Maturity Date. Interest shall be computed on the daily principal balance on the basis of a 365-day year for the actual number of days elapsed in the period during which it accrues. If any amounts under this Note become due and payable on a day that banks in the State of New York are not open for business, such amounts shall be paid on the next succeeding day that such banks shall be open for business.

         Limitation on Interest. In no event whatsoever shall interest charged hereunder, however such interest may be characterized or computed, exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that the Lender has received interest hereunder in excess of the highest rate applicable hereto, such excess interest shall, at Borrower's option and to the extent permitted by law, (a) be applied as a credit against the outstanding principal balance hereof or accrued and unpaid interest hereon,
(b) refunded to the Borrower or (c) any combination of the foregoing.

         Optional Prepayment. The Borrower shall, upon at least five (5) days written notice to the Lender, have the right to prepay without penalty the outstanding principal amount hereof in whole or in part at any time and from time to time after the date hereof. On the date of any such prepayment, the Borrower shall pay outstanding accrued interest on the amount so prepaid to the date of prepayment. Any such prepayment in part shall first be applied to the interest due hereunder.

         Mandatory Prepayment. In the event that the Borrower does not use the funds received pursuant to this Note to finance, either directly or through a newly formed subsidiary of Borrower, the acquisition of certain assets from Dial Communications Group, Inc. ("DCGI") and Dial Communications Group LLC (together with DCGI, the "Dial Entities") pursuant to the Asset Purchase Agreement (the "Asset Purchase Agreement"), dated as of April 1, 2002, among the Borrower, Franklin Capital Corporation, a Delaware corporation ("Franklin"), and the Dial Entities, within five (5) business days of the date hereof, the principal and accrued interest on this Note shall become immediately due and payable.

         Security. This Note is secured pursuant to the terms of that certain Security Agreement of even date herewith, among the Borrower, the Lender and Sunshine II, LLC, as amended, supplemented or restated from time to time (the "Security Agreement").

         Representations and Warranties. The Borrower makes the following representations and warranties (each of which shall survive the execution and delivery of this Note until the satisfaction in full of all amounts payable hereunder) as of the date hereof (prior to the consummation of the transactions contemplated by the Asset Purchase Agreement):

                  (a) The Borrower (i) has the corporate power and authority and the legal right to own or lease and operate its property and to conduct the business in which it is currently engaged and (ii) is in compliance in all material respects with all laws, rules and regulations applicable to it.

                  (b) The execution, delivery and performance by the Borrower of this Note (i) are within the Borrower's corporate powers and (ii) have been duly authorized by all necessary corporate action.

                  (c) Other than the parties to the Security Agreement, no consent of any person and no authorization or approval or other action by and, other than the filing of appropriate financing statements in the applicable jurisdictions, no notice to or filing or registration with, any governmental authority or regulatory body is required in connection with the execution, delivery and performance by the Borrower of this Note or the taking of any action contemplated hereby.



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

                  (d) Each of this Note and the Security Agreement constitutes the legal, valid and binding obligation of the Borrower enforceable in accordance with its terms, except as enforcement thereof may be subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally, and general principles of equity (regardless of whether considered in a proceeding in equity or at law). The Security Agreement remains in full force and effect.

                  (e) The execution, delivery and performance by the Borrower of this Note (i) do not contravene the terms of its certificate of incorporation or bylaws, (ii) do not violate, conflict with or result in any breach or contravention of the terms, conditions or provisions of any material document or agreement to which the Borrower is a party or by which it is bound and (iii) do not violate, conflict with or result in any breach or contravention of, or create any lien under, any law, statute or regulation applicable to the Borrower (except for the lien created by the Security Agreement).

                  (f) Except as set forth on Schedule A hereto, as of the date hereof, there are no actions, suits, proceedings, claims, complaints, disputes, arbitrations or investigations (collectively, "Claims") pending or, to the actual knowledge of the Borrower, threatened, at law, in equity, in arbitration or before any Governmental Authority against the Borrower. The foregoing includes, without limitation, Claims pending or, to the actual knowledge of the Borrower, threatened involving the prior employment of any of the Borrower's employees, their use in connection with the Borrower's business of any information or techniques allegedly proprietary to any of their former employers or their obligations under any agreements with prior employers. No order has been issued by any court or other Governmental Authority against the Borrower purporting to enjoin or restrain the execution, delivery or performance of this Agreement. For purposes of this clause (f), "Governmental Authority" means the government of any nation, state, city, locality or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

         Covenants.

                  (a) The Borrower covenants to the Lender that it shall use the funds received from the Lender pursuant to this Note to finance, either directly or indirectly through a newly formed subsidiary of the Borrower, the acquisition of certain assets from the Dial Entities pursuant to the Asset Purchase Agreement.

                  (b) The Borrower covenants to the Lender that from the date hereof until all amounts owing hereunder have been paid in full, the Borrower shall:

                           (i) punctually pay the interest and principal on this
         Note in the manner specified in this Note, and any other liabilities due under this Note;



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

                           (ii) promptly, upon the Borrower's acquiring knowledge thereof, give written notice to the Lender of any Event of Default (as defined below);

                           (iii) execute and deliver, or cause to be executed and delivered, upon the Lender's request and at the Borrower's expense, such additional documents, instruments and agreements as the Lender may reasonably determine to be necessary to carry out the provisions of this Note and the transactions and actions contemplated hereunder;

                           (iv) execute and file, if necessary to perfect the security interest granted to the Lender pursuant to the Security Agreement (the "Security Interest"), UCC-1 Financing Statements evidencing the Security Interest and any additional documents necessary to perfect a security interest in the Collateral (as defined in the Security Agreement);

                           (v) not (A) declare or pay any dividends on any shares of the Borrower's outstanding capital stock other than payment in kind dividends, (B) make any distribution on any shares of the Borrower's outstanding capital stock other than payment in kind dividends, or (C) repurchase or redeem any shares of the Borrower's outstanding capital stock, without the consent of the Lender, which consent shall not be unreasonably withheld;

                           (vi) except as contemplated by the Management Services Agreement, dated August 28, 2001, between the Borrower and Franklin, not enter into any transactions with any affiliates, without the consent of the Lender, other than transactions that are in the ordinary course of business and are on an arms length basis;

                           (vii) deliver to the Lender:

                                            (A) as soon as available, but not
         later than ninety (90) days after the end of each fiscal year of the Borrower, a copy of the audited balance sheet of the Borrower as of the end of such fiscal year and the related statements of operations and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous year, all in reasonable detail and accompanied by the opinion of a nationally recognized independent certified public accounting firm which report shall state without qualification that such financial statements present fairly the financial condition as of such date and results of operations and cash flows for the periods indicated in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis; and

                                            (B) commencing with the fiscal
         period ending on March 31, 2002, as soon as available, but in any event not later than forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year, the unaudited balance sheet of the Borrower, and the related statements of operations and cash flows for such quarter and for the period commencing on the first day of the fiscal year and ending on the last day of such quarter, all certified by an appropriate officer of the Borrower as presenting


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         fairly the financial condition as of such date and results of operations and cash flows for the periods indicated in conformity with GAAP applied on a consistent basis, subject to normal year-end adjustments and the absence of footnotes required by GAAP; and

                           (viii) except as permitted by Section 4 of the Security Agreement and for debt issued to Sunshine under the Sunshine Note (as defined in the Security Agreement), not issue, assume, guarantee or suffer to exist any indebtedness for borrowed money not outstanding on the date of this Note without the consent of the Lender, other than purchase money security interests, and capital and operating leases.

         Event of Default. Each of the following events shall constitute an Event of Default hereunder:

                  (a) if the Borrower fails to pay any principal of or interest on this Note when the same shall become due and payable;

                  (b) if the Borrower shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors;

                  (c) if any proceeding is instituted by or against the Borrower seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debt under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking the entry of an order for relief or for any substantial part of its property (and, in the case of any such proceeding instituted against the Borrower, should the same remain undismissed, unstayed or unbonded for a period of 120 days), or should the Borrower take corporate action to authorize any of the actions set forth in this clause (c);

                  (d) if the Borrower is liquidated or dissolved;

                  (e) if default by the Borrower shall be made in the due observance or performance of any other covenant, condition or agreement on the part of the Borrower to be observed or performed pursuant to the terms hereof or to the terms of the Security Agreement;

                  (f) if any representation, warranty, certification or statement made by or on behalf of the Borrower in this Note or the Security Agreement, or in any certificate or other document delivered pursuant thereto, shall have been incorrect in any material respect when made, unless the same is capable of being cured or corrected and is promptly cured or corrected as soon as the Borrower has received notification in writing by the Lender and prior to being cured or corrected does not have a material adverse effect on the Borrower;



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

                  (g) if the Borrower shall: (i) fail to pay any indebtedness the aggregate outstanding principal amount of which is in excess of $300,000, including but not limited to indebtedness for borrowed money (other than the payment obligations relating to payments made pursuant to the terms of this Note) of the Borrower, as the case may be, or any interest or premium thereon, when due and such failure shall continue after any applicable grace period; or (ii) fail to perform or observe, and such failure shall continue after any applicable grace period, any term, covenant or condition on its part to be performed or observed under any agreement or instrument relating to any such indebtedness the aggregate outstanding principal amount of which as to any or all of the Borrower is in excess of $300,000, when required to be performed or observed, if the effect of such failure to perform or observe is to accelerate, or to permit the acceleration of, after the giving of notice or passage of time, or both, the maturity of such indebtedness and such indebtedness is so accelerated; or (iii) permit any such indebtedness, the aggregate outstanding principal amount of which is in excess of $300,000, to have been declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or

                  (h) if one or more final judgments with no right of appeal for the payment of money in an aggregate amount in excess of $300,000 (to the extent not covered by insurance) shall be rendered against the Borrower and such judgments remain undischarged for thirty (30) days, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of the Borrower to enforce any such judgment.

         Rights Upon Occurrence of an Event of Default. Upon the occurrence of any Event of Default under clauses (c) or (d) of the preceding paragraph, then all outstanding principal hereof and interest hereon shall, without notice, demand or any other action on the part of the Lender, become immediately due and payable. Upon the occurrence of any other Event of Default, then at the Lender's option, by written notice to the Borrower, all outstanding principal hereof and interest hereon shall become immediately due and payable; provided, however, that prior to all outstanding principal hereof and interest hereon becoming due and payable the Borrower must have received written notice of the Event of Default from the Lender; provided, further, that upon the occurrence of any Event of Default under (I) clause (a) such Event of Default shall not have been cured for period of 5 days after receipt of such notice by the Borrower and (II) clauses (b), (e), (f), (g) and (h) such Event of Default shall not have been cured for a period of 30 days after receipt of such notice by the Borrower.

         Waiver. The Borrower hereby waives demand, presentment, protest, notice of demand, dishonor, presentment, protest and nonpayment in connection with this Note. The Borrower agrees that no omission or delay by the Lender in exercising any rights under this Note shall operate as a waiver, and the single or partial exercise of any such right or rights shall not preclude any other further exercise of such right or rights.

         Costs of Collection. If this Note is collected by or through an attorney-at-law, all reasonable costs of collection, including reasonable attorney's fees actually incurred, shall be payable by the undersigned.



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

         Registration of Note. The Borrower shall keep at its principal office a register in which the Borrower shall provide for the registration and transfer of this Note, in which the Borrower shall record the name and address of the Lender and the name and address of each permitted transferee and prior owner of the Note. The Lender shall notify the Borrower of any change of name or address; and promptly after receiving such notification the Borrower shall record such information in such register.

         Transfer of Note.

                  (a) This Note and all rights hereunder may not be transferred, at any time in whole, or from time to time in part, by the Lender without the prior written consent of the Borrower, which consent shall not be unreasonably withheld. A transfer of this Note may be effected only by a surrender hereof to the Borrower and the issuance by the Borrower of a new Note or Notes in replacement thereof, which shall be registered by the Borrower in accordance with the terms of this Note. The Lender shall be responsible for payment of any transfer taxes in connection with the transfer of this Note.

                  (b) The rights and obligations of the Borrower hereunder may not be transferred without the prior written consent of the Lender, which consent shall not be unreasonably withheld.

         Expenses. The Borrower agrees to reimburse the Lender for all its reasonable out of pocket costs and expenses in connection with the negotiation, delivery and execution of this Note and the Security Agreement in an amount not to exceed $20,000, including, without limitation, all reasonable legal fees, incurred in connection with the preparation, review, negotiation, execution and delivery of this Note and any other instruments and documents to be delivered hereunder.

         Amendment. This Note may not be amended or modified except in a writing signed by the Borrower and the Lender.

         Headings. Section headings in this Note are included herein for convenience of reference only and shall not constitute a part of this Note for any other purpose.

         Notices. Any notice or communication provided for by this Note shall be in writing and shall be delivered in person, sent by telecopy, mailed, first class, postage prepaid, or sent by nationally recognized overnight delivery service addressed to the Borrower or the Lender at their respective addresses or telecopy numbers specified in Exhibit A hereto, or in the register maintained by the Borrower in accordance with the terms of this Note or, as to any such party, at such other address or telecopy number as may be designated by it in a notice to the other parties hereto. All notices, demands and other communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; five (5) business days after being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically acknowledged, if telecopied.



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         THIS NOTE HAS BEEN DELIVERED AT AND SHALL BE DEEMED TO HAVE BEEN MADE
IN NEW YORK, NEW YORK AND SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAW PROVISIONS) AND DECISIONS OF THE STATE OF NEW YORK. Whenever possible each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note. Whenever in this Note reference is made to the Lender or the Borrower, such reference shall be deemed to include, as applicable, a reference to their respective successors and assigns. The provisions of this Note shall be binding upon and shall inure to the benefit of such successors and assigns. The Borrower's successors and assigns shall include, without limitation, a receiver, trustee or debtor in possession of or for the Borrower.

         IN WITNESS WHEREOF, the undersigned has caused this Note to be executed in its name and on its behalf by the appropriate officer, hereunder duly authorized on the day and year first written above:


                                      EXCELSIOR RADIO NETWORKS, INC.

                                      By: /s/ Stephen L. Brown
                                         ---------------------------------
                                         Name:  Stephen L. Brown
                                         Title: Chairman









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                                    Exhibit A

                           If to the Borrower:

                                    Excelsior Radio Networks, Inc.
                                    450 Park Avenue, Suite 1000
                                    New York, NY 10022
                                    Attention:  President
                                    Telecopy No.:  (212) 755-5451

                           with a copy to:

                                    Weil, Gotshal & Manges LLP
                                    767 Fifth Avenue
                                    New York, New York 10153
                                    Attention:  Michael E. Lubowitz, Esq.
                                    Telecopy No.: (212) 310-8007

                           If to the Lender:

                                    c/o Qunice Associates
                                    777 S. Wadsworth Blvd.
                                    Suite 4-280
                                    Lakewood, CO 80226
                                    Attention:  John Hill
                                    Telecopy No:  (303) 985-7844

                           with a copy to:

                                    Proskauer Rose LLP
                                    1585 Broadway
                                    New York, NY 10036
                                    Attention:  Alan S. Cohen, Esq.
                                    Telecopy No:  (212) 969-2900





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                                   Schedule A

Jeffrey A. Leve and the Jeffrey Leve Family Partnership, LP have filed a complaint, dated October 15, 2001. It has been removed from Los Angeles Superior Court to the United States District Court for the Central District of California. The complaint alleges breach of fiduciary duty and fraud against Franklin, Sunshine Wireless, Winstar Global Media, Jon Goldman, Stuart Rekant, and On the Radio Broadcasting in connection with the Winstar acquisition. Pursuant to his claims of civil conspiracy, Leve is demanding $5 million in damages.



















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